UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2026

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77380

(Address of principal executive offices)(Zip Code)

(713)714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Gulf Island Fabrication, Inc. (the “Company”) held a special meeting of the Company’s shareholders on January 13, 2026 (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved: (1) the Merger Proposal (as defined below) and (2) the Merger Compensation Proposal (as defined below). A proposal to adjourn the Special Meeting to solicit additional proxies was not needed because there were sufficient votes to obtain approval of the Merger Proposal.

Of the 15,998,611 shares of the Company’s common stock, no par value per share, outstanding as of the record date of November 24, 2025 (the “Record Date”), 13,112,801 shares were represented in person or by valid proxies at the Special meeting, representing approximately 82% of the total shares of common stock outstanding as of the Record Date. The percentage constituted a quorum. Set forth below are the matters acted upon by the Company’s shareholders at the Special Meeting, each of which was approved, as well as the final voting results of each such matter.

Proposal No. 1: The Merger Proposal. To approve the Agreement and Plan of Merger (the “Merger Agreement”) dated November 7, 2025 by and among IES Holdings, Inc. (“IES”), a Delaware corporation, IES Merger Sub, LLC, a Louisiana limited liability company and an indirect wholly owned subsidiary of IES (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of IES (the “Merger”), and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”).

For	Against	Abstain
12,913,688	67,686	131,427

Proposal No. 2: The Merger Compensation Proposal. To approve, on a non-binding advisory basis, certain compensation that will or may be paid or become payable to the Company’s named executive officers in connection with the Merger, including completion of the Merger (the “Merger Compensation Proposal”).

For	Against	Abstain
12,750,608	250,422	111,771

Item 8.01	Other Events.

On January 13, 2026, the Company issued a press release (the “Press Release”) announcing the results of the Special Meeting. A copy of the Press Release is attached as hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 13, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Dated:	January 13, 2026